EXHIBIT 10.3
EXECUTION COPY

EMPLOYEE MATTERS AGREEMENT
BY AND BETWEEN
OCCIDENTAL PETROLEUM CORPORATION
AND
CALIFORNIA RESOURCES CORPORATION
DATED AS OF NOVEMBER 25, 2014

TABLE OF CONTENTS
ARTICLE I
GENERAL PRINCIPLES FOR ALLOCATION OF LIABILITIES

Section 1.1	General Principles. 1

Section 1.2	Service Credit. 3

Section 1.3	Plan Administration. 3

Section 1.4	Retention of CRC Group Plans 4

Section 1.5	No Duplication or Acceleration of Benefits 4

Section 1.6	No Expansion of Participation 4
ARTICLE II
DEFINITIONS

Section 2.1	Definitions 4

Section 2.2	Interpretation 12
ARTICLE III
ASSIGNMENT OF EMPLOYEES

Section 3.1	Active Employees. 14

Section 3.2	Employment Law Obligations. 15

Section 3.3	Employee Records. 16
ARTICLE IV
EQUITY AND LONG-TERM INCENTIVE AWARDS

Section 4.1	General Principles. 17

Section 4.2	Restricted Stock and Director Common Stock Awards 18
Section 4.3            Stock Appreciation Rights…………….......................................................... 19

Section 4.4	OPC LTI Mixed-Settlement Units. 20

Section 4.5	Restricted Stock Units and Director Stock Units 21

Section 4.6	Long-Term Incentive Cash-Based and Cash-Settled Awards. 22

Section 4.7	Phantom Share Units 22

Section 4.8	Section 16(b) of the Securities Exchange Act; Code Sections 162(m) and 409A. 23

Section 4.9	Liabilities for Settlement of Awards 23

Section 4.10	Form S-8 23

Section 4.11	Tax Reporting and Withholding for Awards 24

Section 4.12	Approval of CRC New Equity Plan and CRC ESPP 24
ARTICLE V
BONUS AND SHORT-TERM INCENTIVE PLANS

Section 5.1	Treatment of Short-Term Incentives for Year of Initial Distribution 24

Section 5.2	Plan Liabilities 25
ARTICLE VI
QUALIFIED DEFINED BENEFIT PLANS

Section 6.1	Retention of CRC Group Defined Benefit Plans 25

Section 6.2	Transfer of Assets 25

Section 6.3	OPC Defined Benefit Plans 25
ARTICLE VII
QUALIFIED DEFINED CONTRIBUTION PLANS

Section 7.1	Retention of CRC Existing Defined Contribution Plans 26

Section 7.2	Establishment of the CRC Defined Contribution Plans 26

Section 7.3	Vesting of CRC Employee Accounts 26

Section 7.4	CRC Group Employee Account Balances 26
ARTICLE VIII
NONQUALIFIED DEFERRED COMPENSATION PLANS

Section 8.1	Retention of CRC Existing Deferred Compensation Plan 26

Section 8.2	Establishment of CRC Deferred Compensation Plans 27

Section 8.3	Liability and Responsibility 27

Section 8.4	Special Provisions Relating to 2005 Deferred Stock Program 27
ARTICLE IX
WELFARE PLANS

Section 9.1	Retention of CRC Existing Welfare Plans 28

Section 9.2	Establishment of CRC Welfare Plans 28

Section 9.3	Special Provisions Relating to Post-Retirement Welfare Plans 28

Section 9.4	Transitional Matters Under CRC Welfare Plans. 29

Section 9.5	Benefit Elections and Designations and Continuity of Benefits. 29

Section 9.6	Insurance Contracts 31

Section 9.7	Third-Party Vendors 31
ARTICLE X
WORKERS’ COMPENSATION AND UNEMPLOYMENT COMPENSATION

Section 10.1	CRC Workers’ and Unemployment Compensation 31

Section 10.2	Assignment of Contribution Rights 32

Section 10.3	Collateral 32

Section 10.4	Cooperation 32
ARTICLE XI
SEVERANCE

Section 11.1	Establishment of CRC Severance Program 32

Section 11.2	Liability for Severance 32
ARTICLE XII
BENEFIT ARRANGEMENTS AND OTHER MATTERS

Section 12.1	Termination of Participation 32

Section 12.2	Accrued Time Off 32

Section 12.3	Leaves of Absence 32

Section 12.4	Collective Bargaining Agreements 33

Section 12.5	Restrictive Covenants in Employment and Other Agreements 33
ARTICLE XIII
GENERAL PROVISIONS

Section 13.1	Preservation of Rights to Amend 33

Section 13.2	Confidentiality 33

Section 13.3	Administrative Complaints/Litigation 33

Section 13.4	Reimbursement and Indemnification 34

Section 13.5	Costs of Compliance with Agreement 34

Section 13.6	Fiduciary Matters 34

Section 13.7	Entire Agreement 35

Section 13.8	Binding Effect; No Third-Party Beneficiaries; Assignment 35

Section 13.9	Amendment; Waivers 35

Section 13.10	Remedies Cumulative 35

Section 13.11	Notices 36

Section 13.12	Counterparts 36

Section 13.13	Severability 36

Section 13.14	Governing Law 36

Section 13.15	Dispute Resolution 36

Section 13.16	Performance 36

Section 13.17	Construction 37

Section 13.18	Effect if Initial Distribution Does Not Occur 37

EMPLOYEE MATTERS AGREEMENT
This EMPLOYEE MATTERS AGREEMENT, made and entered into as of November 25, 2014, is by and between Occidental Petroleum Corporation, a Delaware corporation (“OPC”), and California Resources Corporation, a Delaware corporation and wholly-owned Subsidiary of OPC (“CRC”). OPC and CRC are also referred to in this Agreement individually as a “Party” and collectively as the “Parties.” Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in Section 2.1.
R E C I T A L S
WHEREAS, OPC has determined that it would be appropriate, desirable and in the best interests of OPC and the stockholders of OPC to separate the CRC Business from OPC;
WHEREAS, concurrently herewith, OPC and CRC will enter into the Separation and Distribution Agreement, dated as of the date hereof (the “Separation Agreement”), in connection with the separation of the CRC Business from OPC and the Distribution of CRC Common Stock to the stockholders of OPC;
WHEREAS, the Separation Agreement also provides for the execution and delivery of certain other agreements, including this Agreement, in order to facilitate and provide for the separation of CRC and its Subsidiaries from OPC; and
WHEREAS, in order to ensure an orderly transition under the Separation Agreement, it will be necessary for the Parties to allocate between them Assets, Liabilities and responsibilities with respect to certain employee compensation and benefit plans and programs, and certain other employment-related matters.
NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth below and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:
Article I
GENERAL PRINCIPLES FOR ALLOCATION OF LIABILITIES
Section 1.1    General Principles.
(a)    Cessation of Participation in OPC Benefit Plans by CRC Group Employees. Each member of the OPC Group and each member of the CRC Group shall take any and all reasonable action as shall be necessary or appropriate so that active participation in the OPC Benefit Plans by all CRC Group Employees shall terminate in connection with the Initial Distribution as and when provided under this Agreement (or, if not specifically provided under this Agreement, as of the Effective Time).
(b)    Certain Obligations of the CRC Group. Except as otherwise provided in this Agreement, effective as of the Effective Time, CRC (on behalf of the CRC Group) hereby assumes or shall continue the sponsorship of, and no member of the OPC Group shall have any further Liability with respect to or under, the following agreements, obligations and Liabilities, and CRC hereby indemnifies each member of the OPC Group, and the officers, directors, and employees of each member of the OPC Group, and shall hold them harmless with respect to such agreements, obligations or Liabilities:
(i)    any and all individual agreements entered into between any member of the OPC Group or CRC Group and any CRC Group Employee or Former CRC Group Employee;
(ii)    any and all agreements entered into between any member of the OPC Group or CRC Group and any individual who is a consultant or an independent contractor providing services primarily for the benefit of the CRC Business;
(iii)    any and all collective bargaining agreements, collective agreements and trade union or works council agreements entered into between any member of the OPC Group or CRC Group and any labor union, trade union, works council or other representative of CRC Group Employees;
(iv)    any and all wages, salaries, incentive compensation (as the same may be modified by this Agreement), commissions, bonuses, payment owed for any vacation or paid time off entitlement and any other compensation or benefits payable to or on behalf of any CRC Group Employees or Former CRC Group Employees on or after the Distribution Date, without regard to when such wages, salaries, incentive compensation, commissions, bonuses, or other compensation or benefits are or may have been earned;
(v)    any and all Liabilities and other obligations relating to any Benefit Plan that is sponsored, maintained or contributed to exclusively by a member or members of the CRC Group or for the benefit of one or more CRC Group Employees or Former CRC Group Employees (whether or not such Liabilities relate to CRC Group Employees or Former CRC Group Employees);
(vi)    any and all expenses and obligations related to relocation, repatriation, transfers or similar items incurred by or owed to any CRC Group Employees or Former CRC Group Employees that have not been paid prior to the Distribution Date;
(vii)    any and all immigration-related, visa, work application or similar rights, obligations and Liabilities related to any CRC Group Employees and Former CRC Group Employees;
(viii)    any employment tax, superannuation, employment insurance, pension plan or similar Liabilities incurred or owed with respect to CRC Group Employees and Former CRC Group Employees; and
(ix)    any and all Liabilities and obligations whatsoever with respect to claims made by, on behalf of, or with respect to any CRC Group Employees, Former CRC Group Employees or independent contractors providing services primarily for the CRC Business including any such Liability or obligation in connection with any labor or employment practice, workers’ compensation claims, labor or employment Laws, employee benefit plan, program or policy not otherwise expressly retained or assumed by any member of the OPC Group pursuant to this Agreement, including such Liabilities relating to actions or omissions of or by any member of the CRC Group or any officer, director, employee or agent thereof on or prior to the Effective Time.
(c)    Certain Obligations of the OPC Group. Except as otherwise provided in this Agreement, effective as of the Effective Time, no member of the CRC Group shall have any further Liability for, and OPC hereby indemnifies each member of the CRC Group, and the officers, directors, and employees of each member of the CRC Group, and shall hold them harmless with respect to any and all Liabilities and obligations whatsoever with respect to, claims made by or with respect to any OPC Group Employees and Former OPC Group Employees in connection with any employee benefit plan, program or policy not otherwise retained or assumed by any member of the CRC Group pursuant to this Agreement, including such Liabilities relating to actions or omissions of or by any member of the OPC Group or any officer, director, employee or agent thereof on, prior to or after the Effective Time.
Section 1.2    Service Credit.
(a)    Service for Participation, Eligibility, Vesting, and Benefit Level Purposes. Except as otherwise provided in any other provision of this Agreement, the CRC Benefit Plans shall, and CRC shall cause each member of the CRC Group to, recognize each CRC Group Employee’s full service credit for purposes of participation, eligibility, vesting and determination of level of benefits under any CRC Benefit Plan for such CRC Group Employee’s service with any member of the OPC Group on or prior to the Effective Time, to the same extent such service would be credited if it had been performed for a member of the CRC Group.
(b)    Evidence of Prior Service. Notwithstanding anything to the contrary, but subject to applicable Law, upon reasonable request by one Party to the other Party, the first Party will provide to the other Party copies of any records available to the first Party to document such service, plan participation and membership of such Employees and cooperate with the first Party to resolve any discrepancies or obtain any missing data for purposes of determining benefit eligibility, participation, vesting and determination of level of benefits with respect to any Employee.
Section 1.3    Plan Administration.
(a)    Transition Services. The Parties acknowledge that the OPC Group or the CRC Group may provide administrative services for certain of the other Party’s benefit programs for a transitional period under the terms of the Transition Services Agreement. The Parties agree to enter into a business associate or comparable agreement (if required by HIPAA or other applicable health information or privacy Laws) in connection with such Transition Services Agreement.
(b)    Participant Elections and Beneficiary Designations. All participant elections and beneficiary designations made under any OPC Benefit Plan with respect to which Assets or Liabilities are transferred or allocated to plans maintained by a member of the CRC Group in accordance with this Agreement shall continue in effect under the applicable CRC Benefit Plan, including deferral, investment and payment form elections, dividend elections, coverage options and levels, beneficiary designations and the rights of alternate payees under qualified domestic relations orders, to the extent allowed by applicable Law.
Section 1.4    Retention of CRC Group Plans. In the event any Benefit Plan is sponsored, maintained or contributed to exclusively by a member or members of the CRC Group or exclusively for the benefit of one or more CRC Group Employees or Former CRC Group Employees, from and after the Effective Time, CRC hereby assumes and retains, or shall cause a member of the CRC Group to assume or retain, sponsorship of such Benefit Plan and all Liabilities relating thereto (whether or not such Liabilities relate to CRC Group Employees or Former CRC Group Employees).
Section 1.5    No Duplication or Acceleration of Benefits. Notwithstanding anything to the contrary in this Agreement, the Separation Agreement or any Transfer Document, no participant in the CRC Defined Contribution Plans, CRC Welfare Plans or other CRC Benefit Plans shall receive benefits that duplicate benefits provided by the corresponding OPC Benefit Plan or arrangement. Furthermore, unless expressly provided for in this Agreement, the Separation Agreement or in any Transfer Document or required by applicable Law, no provision in this Agreement shall be construed to create any right to accelerate vesting or entitlements to any compensation or Benefit Plan on the part of any OPC Group Employee, Former OPC Group Employee, OPC Director, CRC Director, CRC Group Employee or Former CRC Group Employee.
Section 1.6    No Expansion of Participation. Unless otherwise expressly provided in this Agreement, as otherwise determined or agreed to by OPC and CRC, as required by applicable Law, or as explicitly set forth in a CRC Benefit Plan, a CRC Group Employee shall be entitled to participate in the CRC Benefit Plans only to the extent that such Employee was entitled to participate in the corresponding OPC Benefit Plan or Benefit Plan sponsored by a member of the CRC Group as in effect as of the Effective Time, with it being the intent of the Parties that this Agreement does not result in any expansion of the number of CRC Group Employees participating or the participation rights therein that they had prior to the Effective Time.
ARTICLE II
DEFINITIONS
Section 2.1    Definitions. As used in this Agreement, the following terms have the meanings set forth in this Section 2.1:
“Actual LTI Performance” means, with respect to an OPC LTI Cash Award or OPC RSU, the actual attainment of the performance objectives subject to such award, as determined by the OPC Committee based upon performance through the end of the latest practicable date prior to the Effective Time applicable to such award.
“Additional OPC RSAs” has the meaning set forth in Section 4.2(c).
“Adjusted OPC DSU” has the meaning set forth in Section 4.5(b).
“Adjusted OPC LTI Award” means an Adjusted OPC DSU, Adjusted OPC MSU, Adjusted OPC RSU, Adjusted OPC SAR or Adjusted OPC Phantom Share Unit.
“Adjusted OPC MSU” has the meaning set forth in Section 4.4(b).
“Adjusted OPC Phantom Share Unit” has the meaning set forth in Section 4.7(b).
“Adjusted OPC RSU” has the meaning set forth in Section 4.5(d).
“Adjusted OPC SAR” has the meaning set forth in Section 4.3(b).
“Adjusted OPC Share Number” means, with respect to an Adjusted OPC LTI Award, (a) the number of shares of OPC Common Stock subject to the related OPC LTI Award immediately prior to the Effective Time (assuming, in the case of any OPC RSU, settlement based upon the target number of performance shares subject to such award) multiplied by (b) the OPC Equity Award Ratio, rounded (i) down to the nearest whole share of OPC Common Stock in the case of any Adjusted OPC SAR and (ii) up to the nearest whole share of OPC Common Stock in the case of any Adjusted OPC LTI Award other than an Adjusted OPC SAR.
“Affiliate” has the meaning set forth in the Separation Agreement.
“Agreement” means this Employee Matters Agreement, together with all Schedules hereto and all amendments, modifications, and changes hereto entered into pursuant to Section 13.9.
“ASC 718” means Accounting Standards Codification Topic 718, Compensation – Stock Compensation, or any successor accounting standard.
“Assets” has the meaning set forth in the Separation Agreement.
“Benefit Management Records” has the meaning set forth in Section 3.3(b).
“Benefit Plan” means any contract, agreement, policy, practice, program, plan, trust, commitment or arrangement (whether written or unwritten) providing for benefits, perquisites or compensation of any nature to any Employee, or to any family member, dependent, or beneficiary of any Employee, including pension plans, thrift plans, supplemental pension plans and welfare plans, and contracts, agreements, policies, practices, programs, plans, trusts, commitments and arrangements providing for terms of employment, fringe benefits, severance benefits, change in control protections or benefits, travel and accident, life, disability and accident insurance, tuition reimbursement, travel reimbursement, vacation, sick, personal or bereavement days, leaves of absences and holidays.
“COBRA” means the U.S. Consolidated Omnibus Budget Reconciliation Act of 1985, as codified at Section 601 et seq. of ERISA and at Section 4980B of the Code.
“Code” has the meaning set forth in the Separation Agreement.
“Collective Bargaining Agreements” has the meaning set forth in Section 3.1(h).
“CRC” has the meaning set forth in the preamble to this Agreement.
“CRC Benefit Plan” means any Benefit Plan sponsored or maintained by a member of the CRC Group immediately following the Effective Time.
“CRC Business” has the meaning set forth in the Separation Agreement.
“CRC Common Stock” has the meaning set forth in the Separation Agreement.
“CRC Deferred Compensation Beneficiaries” has the meaning set forth in Section 8.2.
“CRC Deferred Compensation Plan” has the meaning set forth in Section 8.2.
“CRC Defined Contribution Plans” has the meaning set forth in Section 7.2.
“CRC Director” means any individual who is a non-employee member of the Board of Directors of CRC immediately after the Effective Time and who is not at such time also a member of the Board of Directors of OPC.
“CRC Director DSU” has the meaning set forth in Section 4.5(a).
“CRC DSU” has the meaning set forth in Section 4.5(a).
“CRC Employee LTI Cash Award” has the meaning set forth in Section 4.6(a).
“CRC Employee Mixed-Settlement Unit” has the meaning set forth in Section 4.4(a).
“CRC Employee RSA” has the meaning set forth in Section 4.2(b).
“CRC Employee Phantom Share Unit” has the meaning set forth in Section 4.7(a).
“CRC Employee RSU” has the meaning set forth in Section 4.5(c).
“CRC Employee SAR” has the meaning set forth in Section 4.3(a).
“CRC Entity” means any member of the CRC Group.
“CRC Equity Award Ratio” means the quotient obtained by dividing the OPC Pre-Distribution Stock Value by the CRC Stock Value.
“CRC ESPP” means an “employee stock purchase plan” (as defined in Section 423 of the Code) which shall be adopted by CRC in accordance with Section 4.12.
“CRC Existing Deferred Compensation Plan” means the Tidelands Deferred Compensation Plan.
“CRC Existing Defined Contribution Plans” means the Orchard Petroleum Inc. 401(k) Profit Sharing Plan and Trust and the Tidelands Oil Production Company Employees’ Deferred Compensation 401(k) Savings & Investment Plan.
“CRC Existing Welfare Plans” means the Tidelands Oil Production Company Employee Long Term Disability Plan, the Tidelands Oil Production Company Employee Welfare Plan and the Tidelands Oil Production Company Occupational AD&D Plan.
“CRC FSA” has the meaning set forth in Section 9.5(b).
“CRC Group” has the meaning set forth in the Separation Agreement.
“CRC Group Defined Benefit Plans” means the THUMS Pension Plan and the Tidelands Oil Production Company Employees’ Pension Plan.
“CRC Group Employees” has the meaning set forth in Section 3.1(a).
“CRC LTI Awards” means the CRC DSUs, the CRC MSUs, the CRC RSAs, the CRC SARs, and the CRC Phantom Share Units.
“CRC MSU” has the meaning set forth in Section 4.4(a).
“CRC New Equity Plan” means the plan adopted by CRC and approved by a member of the OPC Group, in accordance with Section 4.12, under which the CRC LTI Awards described in Article IV shall be issued.
“CRC Pension Assets” has the meaning set forth in Section 6.2.
“CRC Pension Trust” has the meaning set forth in Section 6.2.
“CRC Phantom Share Units” has the meaning set forth in Section 4.7(a).
“CRC Post-Retirement Welfare Plan Participants” has the meaning set forth in Section 9.3.
“CRC Post-Retirement Welfare Plans” has the meaning set forth in Section 9.3.
“CRC RSA” has the meaning set forth in Section 4.2(b).
“CRC SAR” has the meaning set forth in Section 4.3(a).
“CRC Share Number” means, with respect to a CRC LTI Award, (a) the number of shares of OPC Common Stock subject to the related OPC LTI Award immediately prior to the Effective Time (assuming, in the case of any OPC RSU, settlement based upon (i) target performance if there is 12 months or more remaining in the performance period applicable to such award, or (ii) attainment of Actual LTI Performance if there is less than 12 months remaining in the performance period applicable to such award) multiplied by (b) the CRC Equity Award Ratio, rounded (i) down to the nearest whole share of CRC Common Stock in the case of any CRC SAR and (ii) up to the nearest whole share of CRC Common Stock in the case of any CRC LTI Award other than a CRC SAR.
“CRC Stock Value” means the simple average of the volume weighted average per share price of CRC Common Stock trading on the NYSE during Regular Trading Hours on the first four Trading Days following the Distribution Date.
“CRC Welfare Plan Participants” has the meaning set forth in Section 9.1.
“CRC Welfare Plans” has the meaning set forth in Section 9.2.
“Distribution” has the meaning set forth in the Separation Agreement.
“Distribution Date” has the meaning set forth in the Separation Agreement.
“Distribution Ratio” has the meaning set forth in the Separation Agreement.
“Effective Time” means the time immediately before the effective time of the Initial Distribution.
“Employee” means any OPC Group Employee, Former OPC Group Employee, Former CRC Group Employee or CRC Group Employee.
“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.
“FICA” has the meaning set forth in Section 3.1(f).
“Former CRC Group Employees” means all former employees of the OPC Group who have an employment end date on or before the Effective Time and who provided services primarily relating to the CRC Business while employed by the OPC Group.
“Former OPC Group Employees” means all former employees of the OPC Group who are not Former CRC Group Employees.
“FSA Participation Period” has the meaning set forth in Section 9.5(b).
“FUTA” has the meaning set forth in Section 3.1(f).
“HIPAA” means the U.S. Health Insurance Portability and Accountability Act of 1996, as amended, and the regulations promulgated thereunder and any similar foreign, state, provincial or local Law.
“Initial Distribution” has the meaning set forth in the Separation Agreement.
“Law” has the meaning set forth in the Separation Agreement.
“Liabilities” has the meaning set forth in the Separation Agreement.
“NYSE” means the New York Stock Exchange.
“OPC” has the meaning set forth in the preamble.
“OPC Benefit Plan” means any Benefit Plan sponsored or maintained by a member of the OPC Group immediately prior to the Effective Time other than any Benefit Plan sponsored or maintained exclusively by a member of the CRC Group.
“OPC Committee” means the Executive Compensation Committee of the Board of Directors of OPC.
“OPC Common Stock” has the meaning set forth in the Separation Agreement.
“OPC Deferred Compensation Plans” means the Occidental Petroleum Corporation Modified Deferred Compensation Plan and the Occidental Petroleum Corporation Supplemental Retirement Plan II, each as amended.
“OPC Defined Benefit Plans” means all Benefit Plans sponsored by one or more members of the OPC Group that are subject to Title IV of ERISA, other than the CRC Group Defined Benefit Plans.
“OPC Defined Contribution Plans” means the Occidental Petroleum Corporation Savings Plan and the Occidental Petroleum Corporation Retirement Plan, each as amended.
“OPC Director” means any individual who is a non-employee member of the Board of Directors of OPC immediately prior to the Effective Time.
“OPC Director DSU” has the meaning set forth in Section 4.5(b).
“OPC DSA” means any award granted pursuant to any of the OPC Equity Plans to an OPC Director that may be fully-vested but that is subject to transfer restrictions immediately prior to the Effective Time.
“OPC DSP” means the Occidental Petroleum Corporation 2005 Deferred Stock Program, as amended.
“OPC DSU” means a deferred stock award granted pursuant to any of the OPC Equity Plans to an individual who was a non-employee member of the Board of Directors of OPC on the date of grant.
“OPC Employee Mixed-Settlement Unit” has the meaning set forth in Section 4.4(b).
“OPC Employee Phantom Share Unit” has the meaning set forth in Section 4.7(b).
“OPC Employee RSA” has the meaning set forth in Section 4.2(c).
“OPC Employee RSU” has the meaning set forth in Section 4.5(d).
“OPC Employee SAR” has the meaning set forth in Section 4.3(b).
“OPC Entity” means any member of the OPC Group.
“OPC Equity Award Ratio” means the quotient obtained by dividing the OPC Pre-Distribution Stock Value by the OPC Post-Distribution Stock Value.
“OPC Equity Plans” means the Occidental Petroleum Corporation 2005 Long-Term Incentive Plan, the Occidental Petroleum Corporation Phantom Share Unit Award Plan, and any other plan or agreement sponsored or maintained by OPC as of the Effective Time pursuant to which equity or other long-term incentive awards are or may be granted (in each case, as amended from time to time).
“OPC Full Year Performance” has the meaning set forth in Section 5.1.
“OPC Group” has the meaning set forth in the Separation Agreement.
“OPC Group Employees” has the meaning set forth in Section 3.1(b).
“OPC LTI Awards” means the OPC DSAs, the OPC DSUs, the OPC LTI Cash Awards, the OPC LTI Mixed-Settlement Units, the OPC RSAs, the OPC RSUs, OPC SARs and the OPC Phantom Share Units.
“OPC LTI Cash Award” means a cash-based and cash-settled award granted pursuant to any of the OPC Equity Plans to an individual who was an employee on the date of grant of such award, and which award is subject to performance-based vesting and forfeiture conditions.
“OPC LTI Mixed-Settlement Unit” means a long-term incentive unit granted pursuant to any of the OPC Equity Plans and with respect to which each unit represents one share of OPC Common Stock and is generally intended to be settled 50% in shares of OPC Common Stock and 50% in cash.
“OPC Master Trust” means the trust established pursuant to that certain Master Trust Agreement dated as of April 1, 2004 between Occidental Petroleum Corporation, BNY Western Trust Company and The Bank of New York, as amended from time to time.
“OPC Phantom Share Unit” means a phantom share unit award granted pursuant to the Occidental Petroleum Corporation Phantom Share Unit Award Plan.
“OPC Post-Distribution Stock Value” means the simple average of the volume weighted average per share price of OPC Common Stock trading on the NYSE during Regular Trading Hours on the first four Trading Days following the Distribution Date.
“OPC Post-Retirement Welfare Plan” means any Welfare Plan sponsored or maintained by any one or more members of the OPC Group as of immediately prior to the Effective Time, for the benefit of retired employees of the OPC Group.
“OPC Pre-Distribution Stock Value” means the simple average of the volume weighted average per share price of OPC Common Stock trading “regular way with due bills” on the NYSE during Regular Trading Hours on the Distribution Date and the three immediately preceding Trading Days.
“OPC RSA” means a restricted stock award granted pursuant to any of the OPC Equity Plans (which term shall not include any OPC DSA or OPC DSU).
“OPC RSU” means an award of deferred stock granted pursuant to any of the OPC Equity Plans to an individual who was an employee on the date of grant of such award, and which award is subject to performance-based vesting and forfeiture conditions.
“OPC SAR” means a stock appreciation right granted pursuant to any of the OPC Equity Plans.
“OPC Short-Term Incentive Plans” means those short-term incentive plans sponsored by the members of the OPC Group.
“OPC Welfare Plan” means any Welfare Plan sponsored or maintained by any one or more members of the OPC Group as of immediately prior to the Effective Time, other than an OPC Post-Retirement Welfare Plan.
“Party” or “Parties” has the meaning set forth in the preamble to this Agreement.
“Pension Transfer Date” has the meaning set forth in Section 6.2.
“Person” has the meaning set forth in the Separation Agreement.
“Regular Trading Hours” means the period beginning at 9:30 A.M. New York City time and ending 4:00 P.M. New York City time.
“Separation Agreement” has the meaning set forth in the recitals to this Agreement.
“Subsidiary” has the meaning set forth in the Separation Agreement.
“THUMS Pension Plan” means the THUMS Long Beach Company Pension Plan.
“Trading Day” means the period of time during any given calendar day, commencing with the determination of the opening price on the NYSE and ending with the determination of the closing price on the NYSE, in which trading and settlement in shares of OPC Common Stock or CRC Common Stock is permitted on the NYSE.
“Transfer Documents” has the meaning set forth in the Separation Agreement.
“Transition Services Agreement” has the meaning set forth in the Separation Agreement.
“U.S.” means the United States of America.
“WARN” means the U.S. Worker Adjustment and Retraining Notification Act, as amended, and the regulations promulgated thereunder, and any applicable foreign, state, provincial or local Law equivalent.
“Welfare Plan” means, where applicable, a “welfare plan” (as defined in Section 3(1) of ERISA) or a “cafeteria plan” under Section 125 of the Code, and any benefits offered thereunder, and any other plan offering health benefits (including medical, prescription drug, dental, vision, and mental health and substance abuse), disability benefits, or life, accidental death and disability, and business travel insurance, pre-tax premium conversion benefits, dependent care assistance programs, employee assistance programs, paid time off programs, contribution funding toward a health savings account or flexible spending accounts.
Section 2.2    Interpretation. In this Agreement, unless the context clearly indicates otherwise:
(c)    words used in the singular include the plural and words used in the plural include the singular;
(d)    if a word or phrase is defined in this Agreement, its other grammatical forms, as used in this Agreement, shall have a corresponding meaning;
(e)    reference to any gender includes the other gender and the neuter;
(f)    the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”;
(g)    the words “shall” and “will” are used interchangeably and have the same meaning;
(h)    the word “or” shall have the inclusive meaning represented by the phrase “and/or”;
(i)    relative to the determination of any period of time, “from” means “from and including,” “to” means “to but excluding” and “through” means “through and including”;
(j)    whenever this Agreement refers to a number of days, such number shall refer to calendar days;
(k)    accounting terms used herein have the meanings historically ascribed to them by OPC and its Subsidiaries, including CRC for this purpose, in its and their internal accounting and financial policies and procedures in effect immediately prior to the date of this Agreement;
(l)    reference to any Article, Section or Schedule means such Article or Section of, or such Schedule to, this Agreement, as the case may be, and references in any Section or definition to any clause means such clause of such Section or definition;
(m)    the words “this Agreement,” “herein,” “hereunder,” “hereof,” “hereto” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Section or other provision of this Agreement;
(n)    the term “commercially reasonable efforts” means efforts which are commercially reasonable to enable a Party, directly or indirectly, to satisfy a condition to or otherwise assist in the consummation of a desired result and which do not require the performing Party to expend funds or assume Liabilities other than expenditures and Liabilities which are customary and reasonable in nature and amount in the context of a series of related transactions similar to the Distribution;
(o)    reference to any agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and not prohibited by this Agreement;
(p)    reference to any Law (including statutes and ordinances) means such Law (including any and all rules and regulations promulgated thereunder) as amended, modified, codified or reenacted, in whole or in part, and in effect at the time of determining compliance or applicability;
(q)    references to any Person include such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement; a reference to such Person’s “Affiliates” shall be deemed to mean such Person’s Affiliates following the Initial Distribution and any reference to a third party shall be deemed to mean a Person who is not a Party or an Affiliate of a Party;
(r)    if there is any conflict between the provisions of the main body of this Agreement and the Schedules hereto, the provisions of the main body of this Agreement shall control unless explicitly stated otherwise in such Schedule;
(s)    unless otherwise specified in this Agreement, all references to dollar amounts herein shall be in respect of lawful currency of the U.S.;
(t)    the titles to Articles and headings of Sections contained in this Agreement, in any Schedule and exhibit and in the table of contents to this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of or to affect the meaning or interpretation of this Agreement; and
(u)    any portion of this Agreement obligating a Party to take any action or refrain from taking any action, as the case may be, shall mean that such Party shall also be obligated to cause its relevant Subsidiaries to take such action or refrain from taking such action, as the case may be.
ARTICLE III
ASSIGNMENT OF EMPLOYEES
Section 3.1    Active Employees.
(v)    CRC Group Employees. Except as otherwise set forth in this Agreement, effective not later than immediately prior to the Effective Time, the employment of each individual (i) who is employed by CRC or a Subsidiary of CRC as of immediately prior to the Effective Time or (ii) whose employment duties are to be exclusively related to the CRC Business immediately following the Effective Time (collectively, the “CRC Group Employees”) shall continue with a member of the CRC Group or is hereby assigned and transferred as of the Effective Time to a member of the CRC Group (in each case, with such member as determined by CRC). Each of the Parties agrees to execute, and to seek to have the applicable employees execute, such documentation, if any, as may be necessary to reflect such assignments and transfers.
(w)    OPC Group Employees. Except as otherwise set forth in this Agreement, effective not later than immediately prior to Effective Time, the employment of each individual who is employed by a member of the OPC Group and is not a CRC Group Employee (collectively, the “OPC Group Employees”) shall continue with a member of the OPC Group or is hereby assigned and transferred as of the Effective Time to a member of the OPC Group (in each case as determined by OPC). Each of the Parties agrees to execute, and to seek to have the applicable employees execute, such documentation, if any, as may be necessary to reflect such assignments and transfers.
(x)    At-Will Status. Notwithstanding the above or any other provision of this Agreement, nothing in this Agreement shall create any obligation on the part of any member of the OPC Group or any member of the CRC Group to (i) continue the employment of any Employee or permit the return from a leave of absence for any period following the date of this Agreement or the Distribution Date (except as required by applicable Law) or (ii) change the employment status of any Employee from “at will,” to the extent such Employee is an “at will” employee under applicable Law.
(y)    Separation from Service. The Parties acknowledge and agree that the Distribution and the assignment, transfer or continuation of the employment of Employees as contemplated by this Section 3.1 (i) shall not be deemed a “separation from service” (as defined in Section 409A of the Code) of any Employee for purposes of this Agreement or any Benefit Plan of any member of the OPC Group or any member of the CRC Group but (ii) shall, with respect to CRC Group Employees and for purposes of the OPC Defined Contribution Plans, constitute a “severance from employment” (as described in Section 401(k)(2)(B) of the Code).
(z)    Not a Change of Control/Change in Control. The Parties acknowledge and agree that neither the consummation of the Distribution nor any transaction in connection with the Distribution shall be deemed a “change of control,” “change in control,” or term of similar import for purposes of any Benefit Plan of any member of the OPC Group or any member of the CRC Group.
(aa)    Payroll and Related Taxes. OPC and CRC hereby agree to follow the standard procedure for U.S. employment tax withholding as provided in Section 4 of Rev. Proc. 2004-53, I.R.B. 2004-34. Without limiting the generality of the foregoing, with respect to each CRC Group Employee, OPC and CRC shall, and shall cause their respective Affiliates to (to the extent permitted by applicable Law and practicable) (i) treat CRC (or the applicable CRC Entity) as a “successor employer” and OPC (or the applicable OPC Entity) as a “predecessor,” within the meaning of Sections 3121(a)(1) and 3306(b)(1) of the Code, to the extent appropriate, for purposes of taxes imposed under the U.S. Federal Insurance Contributions Act, as amended (“FICA”), or the U.S. Federal Unemployment Tax Act, as amended (“FUTA”), and (b) cooperate with each other to avoid, to the extent possible, the restart of FICA and FUTA upon or following the Effective Time with respect to each CRC Group Employee for the tax year during which the Effective Time occurs.
(bb)    Employment Contracts; Expatriate Obligations. Effective as of the Effective Time, CRC hereby assumes and shall honor, or will cause a member of the CRC Group to honor, any agreements to which any CRC Group Employee is party with any OPC Entity, including any (i) employment contract, executive agreement, offer letter, indemnification or consulting agreement, (ii) retention, severance or change of control arrangement or (iii) expatriate or relocation contract or arrangement (including agreements and obligations regarding repatriation, relocation, equalization of taxes and living standards in the host country).
(cc)    Collective Bargaining Agreements. Prior to the Effective Time, OPC and CRC will take or cause to be taken all actions necessary (if any) to cause a CRC Entity to continue sponsorship of the collective bargaining agreements, collective agreements, trade union or works council agreements and any other contractual or other obligation to a labor union, trade union, works council or other representative of any CRC Group Employee relating to the CRC Group Employees in effect immediately prior to the Effective Time (collectively, the “Collective Bargaining Agreements”). Nothing in this Agreement is intended to alter the provisions of any Collective Bargaining Agreement or modify in any way the obligations owed to the Employees covered by any such agreement.
Section 3.2    Employment Law Obligations.
(a)    WARN. After the Effective Time, (i) OPC shall be responsible for providing any necessary WARN notice and satisfying WARN obligations with respect to any termination of employment of any OPC Group Employee that occurs after the Effective Time and (ii) CRC shall be responsible for providing any necessary WARN notice and satisfying WARN obligations with respect to any termination of employment of any CRC Group Employee that occurs after the Effective Time.
(b)    Compliance With Employment Laws. With respect to the time period occurring on and after the Effective Time (i) each member of the OPC Group shall be responsible for adopting and maintaining any policies or practices, and for all other actions and inactions, necessary to comply with employment-related Laws and requirements relating to the employment of OPC Group Employees and the treatment of any applicable Former OPC Group Employees in respect of their employment, and (ii) each member of the CRC Group shall be responsible for adopting and maintaining any policies or practices, and for all other actions and inactions, necessary to comply with employment-related Laws and requirements relating to the employment of CRC Group Employees and the treatment of any applicable Former CRC Group Employees in respect of their employment.
Section 3.3    Employee Records.
(a)    Sharing of Information. Subject to any limitations imposed by applicable Law, OPC and CRC (acting directly or through members of the OPC Group or the CRC Group, respectively) shall provide to the other and their respective agents and vendors all information reasonably necessary for the Parties to perform their respective duties under this Agreement. The Parties also hereby agree to enter into any business associate arrangements that may be required for the sharing of any information pursuant to this Agreement to comply with the requirements of HIPAA.
(b)    Transfer of Personnel Records and Authorization. Subject to any limitations imposed by applicable Law, as soon as administratively feasible following the Distribution Date, OPC shall transfer and assign to CRC all personnel records, all immigration documents, including I-9 forms and work authorizations, all payroll deduction authorizations and elections, whether voluntary or mandated by Law, including but not limited to W-4 forms and deductions for benefits under the applicable CRC Benefit Plans and all absence management records, Family and Medical Leave Act and employee leave records, insurance beneficiary designations, flexible spending account enrollment confirmations, attendance, and return to work information (“Benefit Management Records”). Subject to any limitations imposed by applicable Law, OPC, however, may retain originals of, copies of, or access to Benefit Management Records as long as necessary to provide services to CRC (acting pursuant to the Transition Services Agreement). CRC will use Benefit Management Records for lawful purposes only, including calculation of withholdings from wages and personnel management. It is understood that following the Distribution Date, OPC records so transferred and assigned may be maintained by CRC (acting directly or through one of its Subsidiaries) pursuant to CRC’s applicable records retention policy.
(c)    Access to Records. To the extent not inconsistent with this Agreement and any applicable Laws, reasonable access to Employee-related records after the Distribution Date will be provided to members of the OPC Group and members of the CRC Group pursuant to the terms and conditions of Article VII of the Separation Agreement. In addition, notwithstanding anything to the contrary, CRC shall provide OPC with reasonable access to those records necessary for its administration of any plans or programs on behalf of OPC Group Employees and Former OPC Group Employees after the Distribution Date as permitted by any applicable Laws. OPC shall also be permitted to retain copies of all restrictive covenant agreements with any CRC Group Employee in which any member of the OPC Group has a valid business interest. In addition, OPC shall provide CRC with reasonable access to those records necessary for its administration of any plans or programs on behalf of CRC Group Employees and Former CRC Group Employees after the Distribution Date as permitted by any applicable Laws. CRC shall also be permitted to retain copies of all restrictive covenant agreements with any OPC Group Employee or Former OPC Group Employee in which any member of the CRC Group has a valid business interest.
(d)    Maintenance of Records. With respect to retaining, destroying, transferring, sharing, copying and permitting access to all Employee-related information, OPC and CRC shall comply with all applicable Laws and hereby agree to indemnify and hold harmless each other from and against any and all Liability, claims, actions, and damages that arise from a failure (by the indemnifying party or its Subsidiaries or their respective agents) to so comply with all applicable Laws applicable to such information.
(e)    No Access to Computer Systems or Files. Except as set forth in the Separation Agreement or any Transfer Document, no provision of this Agreement shall give (i) any member of the OPC Group direct access to the computer systems or other files, records or databases of any member of the CRC Group or (ii) any member of the CRC Group direct access to the computer systems or other files, records or databases of any member of the OPC Group, unless specifically permitted by the owner of such systems, files, records or databases.
(f)    Confidentiality. The provisions of this Section 3.3 shall be in addition to, and not in derogation of, the provisions of the Separation Agreement governing confidential information, including Section 7.7 of the Separation Agreement. Except as otherwise set forth in this Agreement, all records and data relating to Employees shall, in each case, be subject to the confidentiality provisions of the Separation Agreement and any other applicable agreement and applicable Law.
(g)    Cooperation. Each Party shall use commercially reasonable efforts to cooperate to share, retain, and maintain data and records that are necessary or appropriate to further the purposes of this Section 3.3 and for each Party to administer its respective Benefit Plans to the extent consistent with this Agreement and applicable Law, and each Party agrees to cooperate as long as is reasonably necessary to further the purposes of this Section 3.3. Except as provided under any Transfer Document, no Party shall charge another Party a fee for such cooperation.
ARTICLE IV
EQUITY AND LONG-TERM INCENTIVE AWARDS
Section 4.1    General Principles.
(c)    Additional Actions. OPC and CRC shall take any and all reasonable actions as shall be necessary and appropriate to further the provisions of this Article IV, including, to the extent practicable, providing written notice or similar communication to each individual who holds one or more awards granted under any of the OPC Equity Plans informing such individual of (i) the actions contemplated by this Article IV with respect to such awards and (ii) whether (and during what time period) any “blackout” period shall be imposed upon holders of awards granted under any of the OPC Equity Plans during which time awards may not be exercised or settled, as the case may be.
(d)    Service Recognition; Change of Control. From and after the Initial Distribution, (i) a grantee who has outstanding awards under one or more of the OPC Equity Plans and/or replacement awards under the CRC New Equity Plan shall be considered to have been employed by (or otherwise providing services to) the applicable plan sponsor before and after the Initial Distribution for purposes of (x) vesting and (y) determining the date of termination of employment (or any other applicable service relationship) as it applies to any such award and (ii) for purposes of determining whether any “change of control” has occurred with respect to any OPC LTI Award or CRC LTI Award, (x) a “change of control” shall only be deemed to have occurred for purposes of any award that is governed by the OPC Equity Plans upon a “change of control” of OPC and (y) a “change of control” shall only be deemed to have occurred for purposes of any award that is governed by the CRC New Equity Plan upon a “change of control” of CRC.
(e)    Consistency with Applicable Laws. No award described in this Article IV, whether outstanding or to be issued, adjusted, substituted or cancelled by reason of or in connection with the Initial Distribution, shall be adjusted, settled, cancelled, or exercisable, until in the judgment of the administrator of the applicable plan or program such action is consistent with all applicable Laws, including federal securities Laws. Any period of exercisability will not be extended on account of a period during which such an award is not exercisable pursuant to the preceding sentence.
(f)    ASC 718. The adjustment or conversion of OPC LTI Awards pursuant to this Article IV is intended to be effectuated in a manner so as to result in each Adjusted OPC LTI Award or CRC LTI Award, as applicable, having an aggregate “fair value” and an “intrinsic value” (in each case, within the meaning of ASC 718 and determined in accordance therewith), as of immediately following the Initial Distribution, that shall not be materially greater than the fair value and intrinsic value of the related OPC LTI Award immediately prior to the Initial Distribution.
(g)    Section 409A of the Code. The adjustment or conversion of OPC LTI Awards shall be effectuated in a manner that is intended to avoid the imposition of any penalty or other taxes on the holders thereof pursuant to Section 409A of the Code.
Section 4.2    Restricted Stock and Director Common Stock Awards.
(h)    OPC Directors. Each OPC Director who is the holder of outstanding OPC DSAs immediately prior to the Effective Time, shall receive from OPC, upon the Initial Distribution being made, such number of shares of CRC Common Stock as determined by applying the Distribution Ratio in the same way as if such outstanding OPC DSAs were fully vested and transferrable shares of OPC Common Stock as of the Effective Time. The shares of CRC Common Stock so distributed to such OPC Director shall be subject to substantially the same terms and conditions (including transfer restrictions) immediately following the Effective Time as applicable to the OPC DSAs held by such OPC Director immediately prior to the Effective Time.
(i)    CRC Employees. Each CRC Group Employee who is the holder of outstanding, unvested OPC RSAs immediately prior to the Effective Time (a “CRC Employee RSA”) shall receive from OPC, upon the Initial Distribution being made, such number of shares of CRC Common Stock (which shares shall then immediately and automatically be deemed exchanged for restricted shares of CRC Common Stock under the CRC New Equity Plan, each a “CRC RSA”) as determined by applying the Distribution Ratio in the same way as if such outstanding OPC RSAs were fully vested and transferable shares of OPC Common Stock as of the Effective Time (rounded up to the nearest whole share), and, upon the Effective Time, such CRC Employee RSA shall be cancelled and such holder shall be entitled to receive, as soon as practicable following the Effective Time, an additional CRC RSA covering a number of restricted shares of CRC Common Stock under the CRC New Equity Plan equal to the difference between (i) the CRC Share Number and (ii) the number of shares of CRC Common Stock covered by the CRC RSA received upon the Initial Distribution with respect to such CRC Employee RSA. The CRC RSAs described in the preceding sentence that relate to a particular CRC Employee RSA may be issued as a single award under the CRC New Equity Plan, and each such CRC RSA shall be subject to substantially the same terms and conditions after the Effective Time as the terms and conditions applicable to the corresponding CRC Employee RSA immediately prior to the Effective Time (including vesting); provided, however, that from and after the Effective Time, (x) any time-based vesting conditions applicable to the CRC RSA shall be determined based solely upon continued service with the CRC Group rather than the OPC Group and (y) if the CRC Employee RSA was subject to performance-based vesting conditions immediately prior to the Effective Time, then the CRC RSA shall include such performance-based vesting conditions, if any, as may be determined by the OPC Committee in its sole discretion (which performance-based vesting conditions may be applicable to some recipients of CRC RSAs and not other such recipients).
(c)    Other Holders. Each OPC RSA that is outstanding, unvested and held by any Person other than a CRC Group Employee as of immediately prior to the Effective Time (an “OPC Employee RSA”) shall, following the Effective Time, remain outstanding and the holder thereof shall receive from OPC upon the Initial Distribution being made such number of shares of CRC Common Stock as determined by applying the Distribution Ratio in the same way as if such outstanding OPC RSAs were fully vested and transferable shares of OPC Common Stock as of the Effective Time (rounded up to the nearest whole share); provided, however, that, immediately after the issuance of such shares of CRC Common Stock, such shares of CRC Common Stock shall automatically be returned to OPC and, in exchange therefor, the holder thereof shall receive an additional OPC RSA (the “Additional OPC RSAs”) with respect to a number of shares of OPC Common Stock equal to (i) (x) the number of shares with respect to such OPC Employee RSA which are outstanding and unvested as of immediately prior to the Effective Time multiplied by (y) the OPC Equity Award Ratio (which product shall be rounded up to the nearest whole share of OPC Common Stock), minus (ii) the number of shares with respect to such OPC Employee RSA which are outstanding and unvested as of immediately prior to the Effective Time. Each Additional OPC RSA shall be granted under the same terms and conditions as the related OPC Employee RSA. Following the Effective Time, each OPC Employee RSA and Additional OPC RSA related thereto shall remain subject to the same terms and conditions as applicable to such OPC Employee RSA prior to the Effective Time.
Section 4.3    Stock Appreciation Rights.
(a)    CRC Employees. Each OPC SAR, whether or not exercisable, that is outstanding and held by a CRC Group Employee as of immediately prior to the Effective Time (a “CRC Employee SAR”) shall, upon the Effective Time, be converted into a stock appreciation right granted under the CRC New Equity Plan with respect to a number of shares of CRC Common Stock equal to the CRC Share Number (a “CRC SAR”) with a grant price per share of CRC Common Stock equal to (i) the grant price of the relevant OPC SAR as of the Effective Time divided by (ii) the CRC Equity Award Ratio, rounded up to the nearest whole cent. Each CRC SAR described in the preceding sentence shall be subject to the same terms and conditions after the Effective Time as the terms and conditions applicable to the corresponding CRC Employee SAR immediately prior to the Effective Time (including vesting); provided, however, that from and after the Effective Time, the vesting and exercisability of each CRC SAR shall be determined based upon continued service with the CRC Group rather than the OPC Group.
(a)    Other Holders. Each OPC SAR, whether or not exercisable, that is outstanding and held by any Person other than a CRC Group Employee as of immediately prior to the Effective Time (an “OPC Employee SAR”) shall, upon the Effective Time, be adjusted such that (i) the number of shares of OPC Common Stock subject to such OPC Employee SAR is the Adjusted OPC Share Number (following such adjustment, the OPC Employee SAR shall be an “Adjusted OPC SAR”) and (ii) the per share grant price of such Adjusted OPC SAR is equal to (x) the grant price of the relevant OPC SAR as of the Effective Time divided by (y) the OPC Equity Award Ratio, rounded up to the nearest whole cent. Other than as described in the preceding sentence, following the Effective Time the Adjusted OPC SAR shall remain subject to the same terms and conditions as applicable to the OPC Employee SAR prior to the Effective Time.
Section 4.4    OPC LTI Mixed-Settlement Units.
(a)    CRC Employees. Each OPC LTI Mixed-Settlement Unit that is outstanding, unvested and held by a CRC Group Employee as of immediately prior to the Effective Time (a “CRC Employee Mixed-Settlement Unit”) shall, upon the Effective Time, be converted into an award of incentive units granted under the CRC New Equity Plan with respect to a number of shares of CRC Common Stock equal to the CRC Share Number (a “CRC MSU”). Each CRC MSU described in the preceding sentence shall be subject to substantially the same terms and conditions after the Effective Time as the terms and conditions applicable to the corresponding CRC Employee Mixed-Settlement Unit immediately prior to the Effective Time (including vesting and the form of settlement (except that CRC Common Stock shall be substituted for OPC Common Stock)); provided, however, that from and after the Effective Time, the vesting of each CRC MSU shall be determined based upon continued service with the CRC Group rather than the OPC Group.
(b)    Other Holders. Each OPC LTI Mixed-Settlement Unit that is outstanding and held by any Person other than a CRC Group Employee as of immediately prior to the Effective Time (an “OPC Employee Mixed-Settlement Unit”) shall, upon the Effective Time, be adjusted such that the number of shares of OPC Common Stock subject to such OPC LTI Mixed-Settlement Unit is the Adjusted OPC Share Number (such adjusted OPC LTI Mixed-Settlement Unit, an “Adjusted OPC MSU”). Other than as described in the preceding sentence, following the Effective Time the Adjusted OPC MSU shall remain subject to the same terms and conditions as applicable to the OPC LTI Mixed-Settlement Unit prior to the Effective Time.

Section 4.5    Restricted Stock Units and Director Stock Units.
(a)    CRC Directors. Each OPC DSU that is outstanding and held by a CRC Director as of immediately prior to the Effective Time (a “CRC Director DSU”) shall, upon the Effective Time, be converted into a common stock unit granted under the CRC New Equity Plan with respect to a number of shares of CRC Common Stock equal to the CRC Share Number (a “CRC DSU”). Each CRC DSU described in the preceding sentence shall be subject to the same terms and conditions after the Effective Time as the terms and conditions applicable to the corresponding CRC Director DSU immediately prior to the Effective Time.
(b)    OPC Directors. Each OPC DSU that is outstanding and held by an individual other than a CRC Director as of immediately prior to the Effective Time (an “OPC Director DSU”) shall, upon the Effective Time, be adjusted such that the number of shares of OPC Common Stock subject to such OPC Director DSU is the Adjusted OPC Share Number (an “Adjusted OPC DSU”). Other than as described in the preceding sentence, following the Effective Time the Adjusted OPC DSU shall remain subject to the same terms and conditions as applicable to the OPC DSU prior to the Effective Time.
(c)    CRC Employees. Each OPC RSU that is outstanding and held by a CRC Group Employee as of immediately prior to the Effective Time (a “CRC Employee RSU”) shall, upon the Effective Time, be terminated at the Effective Time with the holder thereof entitled to receive, as soon as practicable following the Effective Time, (i) a number of CRC RSAs granted pursuant to the CRC New Equity Plan equal to the CRC Share Number and (ii) a payment from CRC with respect to any cash dividend equivalents that have accrued under such CRC Employee RSU and which remain unpaid as of the Effective Time (which payment shall (x) be determined based upon the level of performance assumed for purposes of determining the related CRC Share Number and (y) occur in no event later than March 15 of the calendar year following the calendar year in which the Effective Time occurs). Other than as described in the preceding sentence, following the Effective Time, the CRC RSAs shall remain subject to substantially the same terms and conditions as applicable to the CRC Employee RSU prior to the Effective Time (including vesting); provided, however that (A) if the CRC Employee RSU was subject to both time-based and performance-based vesting conditions immediately prior to the Effective Time, then from and after the Effective Time the vesting of such CRC RSAs shall continue to be subject to the time-based vesting conditions based upon continued service with the CRC Group and such CRC RSAs shall include such performance-based vesting conditions, if any, as may be determined by the OPC Committee in its sole discretion (which performance-based vesting conditions may be applicable to some recipients of such CRC RSAs and not other such recipients), and (B) such CRC RSAs shall have such other rights as are generally applicable to other CRC RSAs (including, without limitation, any such rights relating to voting and dividends).
(d)    Other Holders. Each OPC RSU that is outstanding and held by any Person other than a CRC Group Employee as of immediately prior to the Effective Time (an “OPC Employee RSU”) shall, upon the Effective Time, be adjusted such that the number of shares of OPC Common Stock subject to such OPC RSU is the Adjusted OPC Share Number (such adjusted OPC RSU, an “Adjusted OPC RSU”). Other than as described in the preceding sentence, following the Effective Time the Adjusted OPC RSU shall remain subject to the same terms and conditions as applicable to the OPC RSU prior to the Effective Time.
Section 4.6    Long-Term Incentive Cash-Based and Cash-Settled Awards.
(a)    CRC Employees. Each OPC LTI Cash Award that is outstanding and held by a CRC Group Employee as of immediately prior to the Effective Time (a “CRC Employee LTI Cash Award”) shall, upon the Effective Time, be terminated at the Effective Time with the holder thereof entitled to receive, as soon as practicable following the Effective Time, a number of CRC RSAs granted pursuant to the CRC New Equity Plan equal to the quotient obtained by dividing (i) the target incentive amount applicable to such CRC Employee LTI Cash Award (provided, however, that if there is less than 12 months remaining in the performance period applicable to such CRC Employee LTI Cash Award, then the amount determined under this clause (i) shall be equal to the amount that would be payable under such CRC Employee LTI Cash Award based upon attainment of Actual LTI Performance), by (ii) the CRC Stock Value. Following the Effective Time, (x) the time-based vesting conditions applicable to the CRC Employee LTI Cash Award immediately prior to the Effective Time shall continue to apply to the CRC RSAs issued in accordance with the preceding sentence based solely upon continued service with the CRC Group rather than the OPC Group, (y) such CRC RSAs shall include such performance-based vesting conditions, if any, as may be determined by the OPC Committee in its sole discretion (which performance-based vesting conditions may be applicable to some recipients of such CRC RSAs and not other such recipients), and (z) such CRC RSAs shall have such other rights as are generally applicable to other CRC RSAs (including, without limitation, any such rights relating to voting and dividends).
(b)    Other Holders. Each OPC LTI Cash Award that is outstanding and held by any Person other than a CRC Group Employee as of immediately prior to the Effective Time shall remain subject to the same terms and conditions as were applicable to such OPC LTI Cash Award prior to the Effective Time.
Section 4.7    Phantom Share Units
(a)    CRC Employees. Each OPC Phantom Share Unit that is outstanding and held by a CRC Group Employee as of immediately prior to the Effective Time (a “CRC Employee Phantom Share Unit”) shall, upon the Effective Time, be terminated at the Effective Time with the holder thereof entitled to receive, as soon as practicable following the Effective Time, (i) a number of phantom share units (including dividend equivalent rights) with respect to CRC Common Stock (“CRC Phantom Share Units”) granted pursuant to the CRC New Equity Plan equal to the CRC Share Number and (ii) a payment from CRC with respect to any cash dividend equivalents that have accrued under such CRC Employee Phantom Share Unit and which remain unpaid as of the Effective Time (which payment shall occur in no event later than March 15 of the calendar year following the calendar year in which the Effective Time occurs). Other than as described in the preceding sentence, following the Effective Time, the CRC Phantom Share Units shall remain subject to substantially the same terms and conditions as applicable to the CRC Employee Phantom Share Unit prior to the Effective Time (including vesting).
(b)    Other Holders. Each OPC Phantom Share Unit that is outstanding and held by any Person other than a CRC Group Employee as of immediately prior to the Effective Time (an “OPC Employee Phantom Share Unit”) shall, upon the Effective Time, be adjusted such that the number of shares of OPC Common Stock subject to such OPC Phantom Share Unit is the Adjusted OPC Share Number (such adjusted OPC Phantom Share Unit, an “Adjusted OPC Phantom Share Unit”). Other than as described in the preceding sentence, following the Effective Time the Adjusted OPC Phantom Share Unit shall remain subject to the same terms and conditions as applicable to the OPC Phantom Share Unit prior to the Effective Time.
Section 4.8    Section 16(b) of the Securities Exchange Act; Code Sections 162(m) and 409A.
(a)    Section 16(b) of the Securities Exchange Act. By approving the adoption of this Agreement, the respective Boards of Directors of each of OPC and CRC intend to exempt from the short-swing profit recovery provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, by reason of the application of Rule 16b-3 thereunder, all acquisitions and dispositions of equity incentive awards by directors and officers of each of the OPC Group and the CRC Group, and the respective Boards of Directors of OPC and CRC also intend expressly to approve, in respect of any equity-based award, the use of any method for the payment of an exercise price and the satisfaction of any applicable tax withholding (specifically including the actual or constructive tendering of shares in payment of an exercise price and the withholding of award shares from delivery in satisfaction of applicable tax withholding requirements) to the extent such method is permitted under the applicable OPC Equity Plan, CRC New Equity Plan and award agreement.
(b)    Code Sections 162(m) and 409A. Notwithstanding anything in this Agreement to the contrary (including the treatment of supplemental and deferred compensation plans, outstanding long-term incentive awards and annual incentive awards as described herein), OPC and CRC agree to negotiate in good faith regarding the need for any treatment different from that otherwise provided herein to ensure that (i) a federal income tax deduction for the payment of such supplemental or deferred compensation or long-term incentive award, annual incentive award or other compensation is, to the extent prescribed under the terms of the applicable plan and award agreement, not limited by reason of Section 162(m) of the Code, and (ii) the treatment of such supplemental or deferred compensation or long-term incentive award, annual incentive award or other compensation does not cause the imposition of a penalty tax under Section 409A of the Code.
Section 4.9    Liabilities for Settlement of Awards. Except as provided for pursuant to Section 4.11, from and after the Effective Time (a) OPC shall be responsible for all Liabilities associated with OPC LTI Awards, including any exercise, share delivery, registration or other obligations related to the exercise, vesting or settlement of the OPC LTI Awards and (b) CRC shall be responsible for all Liabilities associated with CRC LTI Awards, including any exercise, share delivery, registration or other obligations related to the exercise, vesting or settlement of the CRC LTI Awards.
Section 4.10    Form S-8. Prior to, upon or as soon as reasonably practicable after the Effective Time and subject to applicable Law, CRC shall prepare and file with the Securities and Exchange Commission a registration statement on Form S-8 (or another appropriate form) registering under the Securities Act of 1933, as amended, the offering of a number of shares of CRC Common Stock at a minimum equal to the number of shares subject to the CRC LTI Awards. CRC shall use commercially reasonable efforts to cause any such registration statement to be kept effective (and the current status of the prospectus or prospectuses required thereby to be maintained) as long as any CRC LTI Awards remain outstanding.
Section 4.11    Tax Reporting and Withholding for Awards. OPC (or one of its Subsidiaries) will be responsible for all income, payroll, or other tax reporting related to income of Persons from equity-based and other long-term incentive awards outstanding pursuant to the OPC Equity Plans, and CRC (or one of its Subsidiaries) will be responsible for all income, payroll, or other tax reporting related to income of Persons from equity-based and other long-term incentive awards granted under the CRC New Equity Plan. Further, OPC (or one of its Subsidiaries) shall be responsible for remitting applicable tax withholdings for Persons who hold equity-based and other long-term incentive awards outstanding pursuant to the OPC Equity Plans to each applicable taxing authority, and CRC (or one of its Subsidiaries) shall be responsible for remitting applicable tax withholdings for Persons who hold equity-based and other long-term incentive awards granted under the CRC New Equity Plan to each applicable taxing authority. OPC and CRC acknowledge and agree that the Parties will cooperate with each other and with third-party providers to effectuate withholding and remittance of taxes, as well as required tax reporting, in a timely, efficient, and appropriate manner.
Section 4.12    Approval of CRC New Equity Plan and CRC ESPP. Not later than the Effective Time, CRC shall, or shall have caused a CRC Entity to, have adopted the CRC New Equity Plan and the CRC ESPP. The CRC New Equity Plan and the CRC ESPP shall each be approved prior to the Effective Time by the member of the OPC Group that is the sole shareholder of CRC at the time of such approval.
ARTICLE V
BONUS AND SHORT-TERM INCENTIVE PLANS
Section 5.1    Treatment of Short-Term Incentives for Year of Initial Distribution. From and after the Effective Time, CRC Group Employees and Former CRC Group Employees shall cease participation in the annual bonus and short-term cash incentive compensation opportunities under the OPC Short-Term Incentive Plans and shall, for the avoidance of doubt, not be entitled to any benefits thereunder for the year in which the Distribution Date occurs. With respect to the year in which the Distribution Date occurs, CRC shall, or shall cause another CRC Entity to, provide each CRC Group Employee and Former CRC Group Employee who participated in an OPC Short-Term Incentive Plan and otherwise meets all service-based and other requirements to receive an award, with an annual bonus payment determined based upon the performance of OPC under the applicable OPC Short-Term Incentive Plan for the entire year in which the Distribution Date occurs (“OPC Full Year Performance”). As soon as practicable, and in no event later than sixty (60) days following the end of the year in which the Distribution Date occurs, OPC shall inform CRC in writing of the OPC Full Year Performance.

Section 5.2    Plan Liabilities. For the avoidance of doubt, (i) the CRC Group shall be solely responsible for funding, paying, and discharging all obligations relating to any annual cash incentive awards that any CRC Group Employee or Former CRC Group Employee is eligible to receive under any CRC Group annual bonus and other short-term incentive compensation plans with respect to payments made beginning at or after the Effective Time, and no member of the OPC Group shall have any obligations with respect thereto, and (ii) the OPC Group shall be solely responsible for funding, paying, and discharging all obligations relating to any annual cash incentive awards that any OPC Group Employee or Former OPC Group Employee is eligible to receive under any OPC annual bonus and other short-term incentive compensation plans with respect to payments made beginning at or after the Effective Time, including the OPC Short-Term Incentive Plans, and no member of the CRC Group shall have any obligations with respect thereto.
ARTICLE VI
QUALIFIED DEFINED BENEFIT PLANS
Section 6.1    Retention of CRC Group Defined Benefit Plans. At or prior to the Effective Time, CRC shall take all actions necessary (if any) to provide for the retention by the applicable CRC Entity of the sponsorship of each CRC Group Defined Benefit Plan. Except as expressly set forth in Section 6.2, from and after the Effective Time (a) the CRC Group shall be solely responsible for (and CRC (on behalf of the CRC Group) hereby indemnifies and agrees to hold harmless the OPC Group from) all Liabilities and obligations pursuant to the CRC Group Defined Benefit Plans (regardless of whether such Liabilities relate to a CRC Group Employee, Former CRC Group Employee, OPC Group Employee or Former OPC Group Employee) and (b) OPC Group Employees shall cease active participation in all CRC Group Defined Benefit Plans.
Section 6.2    Transfer of Assets. As soon as practicable and in no event later than 60 days following the Effective Time, CRC shall, or shall cause a CRC Entity to, establish one or more trusts which relate to the THUMS Pension Plan and are exempt from taxation under Section 501(a) of the Code (together, the “CRC Pension Trust”). No later than 60 days following the establishment of the CRC Pension Trust, OPC shall, or shall cause the appropriate OPC Entity to, cause the OPC Master Trust to transfer all Assets in the OPC Master Trust which are held for purposes of providing benefits pursuant to the THUMS Pension Plan (the “CRC Pension Assets”) to the CRC Pension Trust (the date of such transfer, the “Pension Transfer Date”). The transfer of the CRC Pension Assets shall be in the form of cash or such other Assets as may be selected by the appropriate fiduciary of the OPC Master Trust in its sole discretion. Through and including the Pension Transfer Date, OPC shall remain primarily responsible for causing benefits due under the THUMS Pension Plan through such date to be paid from the OPC Master Trust, with any such benefits paid reducing the CRC Pension Assets. In connection with the transfer of CRC Pension Assets, the Parties (each acting directly or through their respective Affiliates) shall, to the extent necessary, file Internal Revenue Service Form 5310-A regarding the transfer of CRC Pension Assets from the OPC Master Trust to the CRC Pension Trust as provided in this Section 6.2.
Section 6.3    OPC Defined Benefit Plans. From and after the Effective Time, CRC Group Employees shall cease active participation in all OPC Defined Benefit Plans, and shall not accrue credit for any purposes under the OPC Defined Benefit Plans with respect to service with the CRC Group after the Effective Time. The applicable OPC Entities shall retain sponsorship of the OPC Defined Benefit Plans, and each OPC Defined Benefit Plan shall retain all Liabilities with respect to all benefits accrued thereunder (including with respect to CRC Group Employees and Former CRC Group Employees).
ARTICLE VII
QUALIFIED DEFINED CONTRIBUTION PLANS
Section 7.1    Retention of CRC Existing Defined Contribution Plans. At or prior to the Effective Time, CRC shall take all actions necessary (if any) to provide for the retention by the applicable CRC Entity of the sponsorship of each CRC Existing Defined Contribution Plan. From and after the Effective Time (a) the CRC Group shall be solely responsible for (and CRC (on behalf of the CRC Group) hereby indemnifies and agrees to hold harmless the OPC Group from) all Liabilities and obligations pursuant to the CRC Existing Defined Contribution Plans (regardless of whether such Liabilities relate to a CRC Group Employee, Former CRC Group Employee, OPC Group Employee or Former OPC Group Employee) and (b) OPC Group Employees shall cease active participation in all CRC Existing Defined Contribution Plans.
Section 7.2    Establishment of the CRC Defined Contribution Plans. As of the Effective Time, CRC shall, or shall cause another CRC Entity to, establish one or more qualified defined contribution plans and trusts for the benefit of CRC Group Employees who were eligible to participate in the OPC Defined Contribution Plans (the “CRC Defined Contribution Plans”), at least one of which provides for a cash or deferred arrangement under Section 401(k) of the Code. CRC shall be responsible for taking all necessary, reasonable, and appropriate action to establish, maintain, and administer the CRC Defined Contribution Plans so that each such plan is qualified under Section 401(a) of the Code and that the related trust thereunder is exempt under Section 501(a) of the Code. CRC (acting directly or through its Affiliates) shall be responsible for any and all Liabilities and other obligations with respect to the CRC Defined Contribution Plans.
Section 7.3    Vesting of CRC Employee Accounts. Effective as of the Effective Time, OPC shall, or shall cause the appropriate OPC Entity to, fully vest each CRC Group Employee in his or her account balance in each OPC Defined Contribution Plan.
Section 7.4    CRC Group Employee Account Balances. CRC or the appropriate CRC Entity shall cause the appropriate CRC Defined Contribution Plan to accept the direct rollover of each CRC Group Employee’s account distributed from an OPC Defined Contribution Plan (including any notes representing participant loans); provided, however, that such direct rollover consists solely of cash (other than notes representing participant loans).
ARTICLE VIII
NONQUALIFIED DEFERRED COMPENSATION PLANS
Section 8.1    Retention of CRC Existing Deferred Compensation Plan. At or prior to the Effective Time, CRC shall take all actions necessary (if any) to provide for the retention by the applicable CRC Entity of the sponsorship of the CRC Existing Deferred Compensation Plan. From and after the Effective Time (a) the CRC Group shall be solely responsible for (and CRC (on behalf of the CRC Group) hereby indemnifies and agrees to hold harmless the OPC Group from) all Liabilities and obligations pursuant to the CRC Existing Deferred Compensation Plan (regardless of whether such Liabilities relate to a CRC Group Employee, Former CRC Group Employee, OPC Group Employee or Former OPC Group Employee) and (b) OPC Group Employees shall cease active participation in the CRC Existing Deferred Compensation Plan.
Section 8.2    Establishment of CRC Deferred Compensation Plans. On or prior to the Effective Time, CRC shall, or shall cause another CRC Entity to, establish and adopt one or more deferred compensation plans (the “CRC Deferred Compensation Plan”) to provide each CRC Group Employee who was eligible to participate in one or more OPC Deferred Compensation Plans as of immediately prior to the Effective Time (the “CRC Deferred Compensation Beneficiaries”) benefits following the Effective Time. As of the Effective Time, the CRC Group Employees shall no longer participate in the OPC Deferred Compensation Plans. The Parties agree that, for purposes of the CRC Deferred Compensation Plans, the employment of a CRC Deferred Compensation Beneficiary shall not be considered to have terminated (and, for the avoidance of doubt, such CRC Deferred Compensation Beneficiary shall not be deemed to have incurred a “separation from service”) as a result of the Distribution or the transfer of employment from OPC (or an OPC Entity) to CRC (or a CRC Entity), and such employment shall only be considered to terminate for purposes of the applicable CRC Deferred Compensation Plans when the employment of such CRC Deferred Compensation Beneficiary with the CRC Group terminates in accordance with the terms of the applicable CRC Deferred Compensation Plan and applicable Laws.
Section 8.3    Liability and Responsibility. The Liabilities in respect of CRC Deferred Compensation Beneficiaries under the OPC Deferred Compensation Plans are hereby assumed by CRC, effective as of the Effective Time. CRC shall have sole responsibility for the administration of the CRC Deferred Compensation Plans and the payment of benefits thereunder to or on behalf of CRC Group Employees, and no member of the OPC Group shall have any liability or responsibility therefor. OPC shall have sole responsibility for the administration of the OPC Deferred Compensation Plans and the payment of benefits thereunder to or on behalf of OPC Group Employees, Former OPC Group Employees and Former CRC Group Employees, and no member of the CRC Group shall have any liability or responsibility therefor.
Section 8.4    Special Provisions Relating to 2005 Deferred Stock Program. At the Effective Time, the number of “Deferred Shares” credited to each “Deferred Share Account” (as each such term is defined in the OPC DSP) under the OPC DSP shall be adjusted such that such number of Deferred Shares (each of which is deemed to represent one share of OPC Common Stock) shall equal the product of (a) the number of Deferred Shares credited to such Deferred Share Account immediately prior to the Effective Time multiplied by (b) the OPC Equity Award Ratio (rounded up to the nearest whole number). The Parties agree that, for purposes of the OPC DSP, the employment of any CRC Group Employee with an account balance under the OPC DSP as of the Effective Time shall not be considered to have terminated (and, for the avoidance of doubt, such CRC Group Employee shall not be deemed to have a “separation from service”) as a result of the Distribution or the transfer of employment from OPC (or an OPC Entity) to CRC (or a CRC Entity), and such employment shall only be considered to terminate for purposes of the OPC DSP when such CRC Group Employee incurs a “separation from service” (as defined under the OPC DSP in a manner consistent with Section 409A of the Code) with the CRC Group. OPC shall have sole responsibility for the administration of the OPC DSP and the provision of benefits thereunder to or on behalf of all Employees, and no member of the CRC Group shall have any liability or responsibility therefor; provided, however, that, CRC shall notify OPC in writing no later than 10 days following the date any CRC Group Employee with an account balance under the OPC DSP as of the Effective Time incurs a “separation from service” (as defined under the OPC DSP in a manner consistent with Section 409A of the Code) with the CRC Group.
ARTICLE IX
WELFARE PLANS
Section 9.1    Retention of CRC Existing Welfare Plans. At or prior to the Effective Time, CRC shall take all actions necessary (if any) to provide for the retention by the applicable CRC Entity of the sponsorship of each CRC Existing Welfare Plan. From and after the Effective Time (a) the CRC Group shall be solely responsible for (and CRC (on behalf of the CRC Group) hereby indemnifies and agrees to hold harmless the OPC Group from) all Liabilities and obligations pursuant to the CRC Existing Welfare Plans (regardless of whether such Liabilities relate to a CRC Group Employee, Former CRC Group Employee, OPC Group Employee or Former OPC Group Employee) and (b) OPC Group Employees shall cease active participation in all CRC Existing Welfare Plans.
Section 9.2    Establishment of CRC Welfare Plans. On or prior to the Effective Time, CRC shall, or shall cause another CRC Entity to, establish and adopt Welfare Plans (the “CRC Welfare Plans”) which will provide welfare benefits to each CRC Group Employee and Former CRC Group Employee who is, as of the Effective Time, a participant in any of the OPC Welfare Plans (and their eligible spouses and dependents, as the case may be) (collectively, the “CRC Welfare Plan Participants“). Coverage and benefits under the CRC Welfare Plans shall then be provided to the CRC Welfare Plan Participants on an uninterrupted basis under the newly established CRC Welfare Plans. CRC Welfare Plan Participants shall cease to be eligible for coverage under the OPC Welfare Plans at the Effective Time. For the avoidance of doubt, CRC Welfare Plan Participants shall not participate in any OPC Welfare Plans after the Effective Time, and OPC Group Employees and Former OPC Group Employees shall not participate in any CRC Welfare Plans at any time.
Section 9.3    Special Provisions Relating to Post-Retirement Welfare Plans. On or prior to the Effective Time, CRC shall, or shall cause another CRC Entity to, establish and adopt Welfare Plans (the “CRC Post-Retirement Welfare Plans”) which will provide post-retirement welfare benefits to each CRC Group Employee who is, as of the Effective Time, eligible to participate in any OPC Post-Retirement Welfare Plan (and their eligible spouses and dependents, as the case may be) (collectively, the “CRC Post-Retirement Welfare Plan Participants”). Former CRC Group Employees who are, as of the Effective Time, receiving or are eligible to receive benefits pursuant to an OPC Post-Retirement Welfare Plan shall, subject to the terms thereof, continue to be covered or be eligible to be covered by such OPC Post-Retirement Welfare Plan and shall not be covered by or be eligible to be covered by any CRC Post-Retirement Welfare Plans. Notwithstanding any provision herein to the contrary, CRC agrees that the CRC Post-Retirement Welfare Plans, and OPC agrees that the OPC Post-Retirement Welfare Plans, will be operated in accordance with the requirements set forth on Schedule 9.3.
Section 9.4    Transitional Matters Under CRC Welfare Plans.
(a)    Liability for Claims Incurred. OPC hereby agrees to be liable (or to cause a member of the OPC Group or the applicable OPC Welfare Plan to be liable) for all claims for benefits (other than flexible spending accounts) by CRC Welfare Plan Participants under the OPC Welfare Plans arising out of claims incurred on or prior to the Effective Time. CRC hereby agrees to be liable (or to cause a member of the CRC Group to be liable) for all other Welfare Plan coverages for CRC Welfare Plan Participants under any Welfare Plan for which OPC, a member of the OPC Group or the applicable OPC Welfare Plan is not expressly liable, as set forth above.
(b)    Credit for Deductibles and Other Limits. With respect to each CRC Welfare Plan Participant, each CRC Welfare Plan will give credit for the plan year in which the Distribution Date occurs for any amount paid, number of services obtained or provider visits by such CRC Welfare Plan Participant toward deductibles, out-of-pocket maximums, limits on number of services or visits, or other similar limitations to the extent such amounts are taken into account under the corresponding OPC Welfare Plan. For purposes of any life-time maximum benefit limit payable to a CRC Welfare Plan Participant under any CRC Welfare Plan, the CRC Welfare Plan will recognize any expenses paid or reimbursed by an OPC Welfare Plan with respect to such participant prior to the Effective Time to the same extent such expense payments or reimbursements would be recognized in respect of an active plan participant under the applicable OPC Welfare Plan.
(c)    COBRA. At and after the Effective Time, CRC hereby assumes all Liabilities and other obligations under COBRA (and shall provide any required coverage under the CRC Welfare Plans) with respect to all CRC Group Employees and Former CRC Group Employees (and, in either case, their qualifying beneficiaries) who, at such time, were covered under an OPC Welfare Plan pursuant to COBRA or who have a COBRA qualifying event (as defined in Section 4980B of the Code) prior to the Effective Time.
Section 9.5    Benefit Elections and Designations and Continuity of Benefits.
(a)    Benefit Elections and Designations. From and after the Effective Time, CRC or the appropriate CRC Entity shall cause each CRC Welfare Plan to recognize and give effect to all elections and designations (including all coverage and contribution elections and beneficiary designations) made by each CRC Welfare Plan Participant under, or with respect to, the corresponding OPC Welfare Plan for the plan year in which the Distribution Date occurs. Notwithstanding the foregoing, nothing in this Section 9.5(a) will prohibit CRC from soliciting or causing the solicitation of new election forms or beneficiary designations from CRC Welfare Plan Participants to be effective under the CRC Welfare Plan as of the Distribution Date or any time thereafter.
(b)    Additional Details Regarding Flexible Spending Accounts. Pursuant to Section 9.2, at or prior to the Effective Time, CRC shall, or shall cause another CRC Entity to, establish and adopt CRC Welfare Plans which will provide health care flexible spending account and dependent care flexible spending account benefits to CRC Welfare Plan Participants (each a “CRC FSA“).
(i)    It is the intention of the Parties that all activity under a CRC Welfare Plan Participant’s flexible spending account with OPC for the plan year in which the Distribution Date occurs be treated instead as activity under the corresponding CRC FSA. Accordingly, (x) any period of participation by a CRC Welfare Plan Participant in an OPC flexible spending account during the plan year in which the Distribution Date occurs (the “FSA Participation Period“) will be deemed a period when the CRC Welfare Plan Participant participated in the corresponding CRC FSA; (y) all expenses incurred during the FSA Participation Period will be deemed incurred while the CRC Welfare Plan Participant’s coverage was in effect under the corresponding CRC FSA; and (z) all elections and reimbursements made with respect to an FSA Participation Period under an OPC flexible spending account will be deemed to have been made with respect to the corresponding OPC FSA.
(ii)    If the aggregate reimbursement payouts made to CRC Welfare Plan Participants prior to the Effective Time from the applicable OPC Welfare Plan flexible spending accounts during the plan year in which the Distribution Date occurs are less than the aggregate accumulated contributions to such accounts made by such CRC Welfare Plan Participants prior to the Effective Time for such plan year, OPC shall cause an amount equal to the amount by which such contributions are in excess of such reimbursement payouts to be transferred to CRC (or a CRC Entity designated by CRC) by wire transfer of immediately available funds as soon as practicable, but in no event later than 45 days, following the Effective Time.
(iii)    If the aggregate reimbursement payouts made to CRC Welfare Plan Participants prior to the Effective Time from the applicable OPC Welfare Plan flexible spending accounts during the plan year in which the Distribution Date occurs exceed the aggregate accumulated contributions to such accounts made by the CRC Welfare Plan Participants prior to the Effective Time for such plan year, CRC shall cause an amount equal to the amount by which such reimbursement payouts are in excess of such contributions to be transferred to OPC (or an OPC Entity designated by OPC) by wire transfer of immediately available funds as soon as practicable, but in no event later than 45 days, following the Effective Time.
(iv)    Notwithstanding anything to the contrary in this Section 9.5(b), at and after the Effective Time, CRC (on behalf of the CRC Group) hereby assumes, and shall cause the appropriate CRC FSA to be solely responsible for, all claims by CRC Welfare Plan Participants under the applicable OPC Welfare Plan flexible spending accounts that were incurred in the plan year in which the Distribution Date occurs, whether incurred prior to, on, or after the Effective Time, that have not been paid in full as of the Effective Time.
(c)    Employer Non-elective Contributions. As of immediately after the Effective Time, CRC shall cause any CRC Welfare Plan that constitutes a “cafeteria plan” under Section 125 of the Code to recognize and give effect to all non-elective employer contributions credited toward coverage of a CRC Welfare Plan Participant under the corresponding OPC Welfare Plan that is a cafeteria plan under Section 125 of the Code for the applicable plan year.
(d)    Waiver of Conditions or Restrictions. Unless prohibited by applicable Law or a Collective Bargaining Agreement, the CRC Welfare Plans will waive all limitations as to preexisting conditions, exclusions, service conditions, waiting period limitations or evidence of insurability requirements that would otherwise be applicable to the CRC Welfare Plan Participant following the Effective Time to the extent that such participant had previously satisfied such limitation under the corresponding OPC Welfare Plan.
Section 9.6    Insurance Contracts. To the extent any OPC Welfare Plan is funded through the purchase of an insurance contract or is subject to any stop loss contract, OPC and CRC will cooperate and use their commercially reasonable efforts to replicate such insurance contracts for CRC (except for design changes and to the extent changes are required under applicable state insurance Laws or filings by the respective insurers) and to maintain any pricing discounts or other preferential terms for both OPC and CRC for a reasonable term. Neither Party shall be liable for failure to obtain such insurance contracts, pricing discounts, or other preferential terms for the other Party. Each Party shall be responsible for any additional premiums, charges, or administrative fees that such Party may incur pursuant to this Section 9.6.
Section 9.7    Third-Party Vendors. Except as provided below, to the extent any OPC Welfare Plan is administered by a third-party vendor, OPC and CRC will cooperate and use their commercially reasonable efforts to replicate any contract with such third-party vendor for CRC (except for changes agreed to by the Parties) and to maintain any pricing discounts or other preferential terms for both OPC and CRC for a reasonable term. Neither Party shall be liable for failure to obtain such pricing discounts or other preferential terms for the other Party. Each Party shall be responsible for any additional premiums, charges, or administrative fees that such Party may incur pursuant to this Section 9.7.
ARTICLE X
WORKERS’ COMPENSATION AND UNEMPLOYMENT COMPENSATION
Section 10.1    CRC Workers’ and Unemployment Compensation. Effective as of the Effective Time, (a) the CRC Entity employing each CRC Group Employee shall have (and, to the extent it has not previously had such obligations, CRC hereby assumes on behalf of such CRC Entity) the obligations for all claims and Liabilities relating to workers’ compensation and unemployment compensation benefits for all CRC Group Employees employed by that CRC Entity and (b) CRC hereby assumes all obligations for all claims and Liabilities relating to workers’ compensation and unemployment compensation benefits for all Former CRC Group Employees. Effective as of the Effective Time, CRC, acting through the CRC Entity employing each CRC Group Employee, will be responsible for (a) obtaining workers’ compensation insurance, including providing all collateral required by the insurance carriers and providing all notices to CRC Group Employees required by applicable workers’ compensation Laws and (b) establishing new or transferred unemployment insurance employer accounts, policies and claims handling contracts with the applicable government agencies. To the extent that such unemployment insurance coverage cannot be either assigned to or obtained by CRC or a CRC Entity, in respect of unemployment claims and Liabilities otherwise assumed by CRC or a CRC Entity pursuant to this Section 10.1, OPC shall remain primarily liable for such claims and Liabilities, but CRC hereby agrees to indemnify and hold harmless OPC for any such claims and Liabilities. If the preceding sentence applies, then at one or more mutually agreed upon dates, OPC shall determine in good faith the present value of such claims and Liabilities and CRC shall reimburse OPC for that amount.
Section 10.2    Assignment of Contribution Rights. Effective as of the Effective Time, OPC hereby transfers and assigns (on behalf of the OPC Group) to the CRC Group all rights to seek contribution or damages from any applicable third party (such as a third party who aggravates an injury to a worker who makes a workers’ compensation claim) with respect to any workers’ compensation claim for which CRC is responsible for pursuant to this Article X.
Section 10.3    Collateral. From and after the Effective Time, CRC (acting directly or through a member of the CRC Group) shall be responsible for providing all collateral required by insurance carriers in connection with workers’ compensation claims for which Liability is allocated to the CRC Group under this Article X.
Section 10.4    Cooperation. CRC and OPC shall use commercially reasonable efforts to provide that workers’ compensation and unemployment insurance costs are not adversely affected for either of them by reason of the Distribution.
ARTICLE XI
SEVERANCE
Section 11.1    Establishment of CRC Severance Program. Effective as of the Effective Time, CRC shall, or shall cause another CRC Entity to, establish and adopt one or more severance plans, policies or arrangements at such levels and subject to such terms as CRC determines in its reasonable discretion. As of the Effective Time, the CRC Group Employees shall no longer participate in any severance plan, policy or program of the OPC Group.
Section 11.2    Liability for Severance. As of the Effective Time, OPC shall have no Liability or obligation under any OPC Group severance plan or policy with respect to CRC Group Employees or Former CRC Group Employees.
ARTICLE XII
BENEFIT ARRANGEMENTS AND OTHER MATTERS
Section 12.1    Termination of Participation. Except as otherwise provided under this Agreement, effective as of the Effective Time, CRC Group Employees shall cease participation in each OPC Benefit Plan and shall no longer be eligible to participate in any OPC Benefit Plan.
Section 12.2    Accrued Time Off. CRC shall recognize and hereby assumes, effective as of the Effective Time, all Liability for all unused vacation, holiday, sick leave, flex days, personal days and paid-time off and other time-off benefits with respect to CRC Group Employees which accrued prior to the Effective Time.
Section 12.3    Leaves of Absence. CRC will continue to apply the appropriate leave of absence policies applicable to inactive CRC Group Employees who are on an approved leave of absence as of the Effective Time. Leaves of absence taken by CRC Group Employees prior to the Effective Time shall be deemed to have been taken as employees of a member of the CRC Group.
Section 12.4    Collective Bargaining Agreements. The OPC Group shall have no Liability for or under any collective bargaining agreements, collective agreements, multiemployer plans, pension and welfare plans and arrangements, labor union, trade union or works council agreements that related to the CRC Business and which were entered into with any member of the OPC Group, any union, works council, or representative of any CRC Group Employee, and such agreements, plans, and arrangements (if any) are hereby, to the extent permitted under applicable Law and their respective terms, assigned from the applicable OPC Entity to CRC effective as of the Effective Time and CRC shall cooperate in submitting and completing any required successor employer application, or similar application or notice, in order to effectuate any such assignment.
Section 12.5    Restrictive Covenants in Employment and Other Agreements. To the fullest extent permitted by the agreements described in this Section 12.5 and applicable Law, OPC hereby assigns (on behalf of the OPC Group) to the CRC Group all agreements containing restrictive covenants (including confidentiality, non-competition and non-solicitation provisions) between a member of the OPC Group and a CRC Group Employee, with such assignment to be effective as of the Effective Time. To the extent that assignment of such agreements is not permitted, effective as of the Effective Time, each member of the CRC Group shall be considered to be a successor to each member of the OPC Group for purposes of, and a third-party beneficiary with respect to, all agreements containing restrictive covenants (including confidentiality, non-competition and non-solicitation provisions) between a member of the OPC Group and a CRC Group Employee, such that each member of the CRC Group shall enjoy all the rights and benefits under such agreements (including rights and benefits as a third-party beneficiary), with respect to the business operations of the CRC Group; provided, however, that in no event shall OPC be permitted to enforce such restrictive covenant agreements against CRC Group Employees for action taken in their capacity as employees of a member of the CRC Group.
ARTICLE XIII
GENERAL PROVISIONS
Section 13.1    Preservation of Rights to Amend. The rights of each member of the OPC Group and each member of the CRC Group to amend, waive, or terminate any plan, arrangement, agreement, program, or policy referred to herein shall not be limited in any way by this Agreement.
Section 13.2    Confidentiality. Each Party agrees that any information conveyed or otherwise received by or on behalf of a Party in conjunction herewith that is not otherwise public through no fault of such Party is confidential and is subject to the terms of the confidentiality provisions set forth herein and in the Separation Agreement, including Section 3.3(f) of this Agreement and Section 7.7 of the Separation Agreement.
Section 13.3    Administrative Complaints/Litigation. Except as otherwise provided in this Agreement, from and after the Effective Time, CRC hereby assumes, and shall be solely liable for, the handling, administration, investigation, and defense of actions, including ERISA, occupational safety and health, employment standards, union grievances, wrongful dismissal, discrimination or human rights, and unemployment compensation claims asserted at any time against OPC or any member of the OPC Group by (a) any CRC Group Employee or Former CRC Group Employee (including any dependent or beneficiary of any such Employee), (b) any consultant or independent contractor who provided or provides services primarily for the benefit of the CRC Business or (c) any other person to the extent such actions or claims otherwise arise out of or relate to employment or the provision of services (whether as an employee, contractor, consultant, or otherwise) to or with respect to the business activities of any member of the CRC Group. Clause (c) of the preceding sentence to the contrary notwithstanding, to the extent that any such legal action is brought by an OPC Group Employee or Former OPC Group Employee and relates to employment or the provision of services with respect to both the business activities of a member of the CRC Group and the business activities of a member of the OPC Group (excluding the CRC Group), reasonable costs and expenses incurred by the Parties in responding to such legal action shall be allocated among the Parties based upon the relative levels of service provided between the CRC Business and the businesses of the OPC Group other than the CRC Business. Further notwithstanding the foregoing, to the extent that any legal action relates to a putative or certified class of plaintiffs, which includes both OPC Group Employees (or Former OPC Group Employees) and CRC Group Employees (or Former CRC Group Employees) and such action involves employment or benefit plan related claims, reasonable costs and expenses incurred by the Parties in responding to such legal action shall be allocated among the Parties equitably in proportion to a reasonable assessment of the relative proportion of Employees included in or represented by the putative or certified plaintiff class. The procedures contained in the indemnification and related litigation cooperation provisions of the Separation Agreement shall apply with respect to each Party’s indemnification obligations under this Section 13.3.
Section 13.4    Reimbursement and Indemnification. To the extent provided for under this Agreement, each Party agrees to reimburse the other Party, within 30 days of receipt from the other Party of reasonable verification, for all costs and expenses which the other Party may incur on its behalf as a result of any of the respective OPC and CRC Benefit Plans and, as contemplated by Article XI, any termination or severance payments or benefits. All Liabilities retained, assumed, or indemnified against by CRC pursuant to this Agreement, and all Liabilities retained, assumed, or indemnified against by OPC pursuant to this Agreement, shall in each case be subject to the indemnification provisions of the Separation Agreement. Notwithstanding anything to the contrary, (i) no provision of this Agreement shall require any member of the CRC Group to pay or reimburse to any member of the OPC Group any benefit-related cost item that a member of the CRC Group has paid or reimbursed to any member of the OPC Group prior to the Effective Time, and (ii) no provision of this Agreement shall require any member of the OPC Group to pay or reimburse to any member of the CRC Group any benefit-related cost item that a member of the OPC Group has paid or reimbursed to any member of the CRC Group prior to the Effective Time.
Section 13.5    Costs of Compliance with Agreement. Except as otherwise provided in this Agreement or any other Transfer Document, each Party shall pay its own expenses in fulfilling its obligations under this Agreement.
Section 13.6    Fiduciary Matters. OPC and CRC each acknowledges that actions required to be taken pursuant to this Agreement may be subject to fiduciary duties or standards of conduct under ERISA or other applicable Law, and no Party shall be deemed to be in violation of this Agreement if it fails to comply with any provisions hereof based upon its good-faith determination (as supported by advice from counsel experienced in such matters) that to do so would violate such a fiduciary duty or standard. Each Party shall be responsible for taking such actions as are deemed necessary and appropriate to comply with its own fiduciary responsibilities and shall fully release and indemnify the other Party for any Liabilities caused by the failure to satisfy any such responsibility.
Section 13.7    Entire Agreement. This Agreement, together with the documents referenced herein (including the Separation Agreement, the Transfer Documents and the plans and agreements referenced herein), constitutes the entire agreement and understanding among the Parties with respect to the subject matter hereof and supersedes all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof. Any conflicts between the provisions of this Agreement and the Separation Agreement (and the agreements referenced therein) or any Transfer Document shall be addressed in the manner set forth in Section 8.6 of the Separation Agreement.
Section 13.8    Binding Effect; No Third-Party Beneficiaries; Assignment. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns. Except as otherwise expressly provided in this Agreement, this Agreement is solely for the benefit of the Parties and should not be deemed to confer upon any third parties any remedy, claim, Liability, reimbursement, cause of action, or other right in excess of those existing without reference to this Agreement. Nothing in this Agreement is intended to amend any employee benefit plan or affect the applicable plan sponsor’s right to amend or terminate any employee benefit plan pursuant to the terms of such plan. The provisions of this Agreement are solely for the benefit of the Parties, and no current or former Employee, officer, director, or independent contractor or any other individual associated therewith shall be regarded for any purpose as a third-party beneficiary of this Agreement. This Agreement may not be assigned by any Party, except with the prior written consent of the other Party.
Section 13.9    Amendment; Waivers. No change or amendment may be made to this Agreement except by an instrument in writing signed on behalf of each of the Parties. Any Party may, at any time, (i) extend the time for the performance of any of the obligations or other acts of the other Party, (ii) waive any inaccuracies in the representations and warranties of the other Party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance by the other Party with any of the agreements, covenants, or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party to be bound thereby. No failure or delay on the part of any Party in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant, or agreement contained herein, nor shall any single or partial exercise of any such right preclude other or further exercises thereof or of any other right.
Section 13.10    Remedies Cumulative. All rights and remedies existing under this Agreement or the Schedules attached hereto are cumulative to, and not exclusive of, any rights or remedies otherwise available.

Section 13.11    Notices. Unless otherwise expressly provided herein, all notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to be duly given: (i) when personally delivered, (ii) if mailed by registered or certified mail, postage prepaid, return receipt requested, on the date the return receipt is executed or the letter is refused by the addressee or its agent, (iii) if sent by overnight courier which delivers only upon the executed receipt of the addressee, on the date the receipt acknowledgment is executed or refused by the addressee or its agent, or (iv) if sent by facsimile or electronic mail, on the date confirmation of transmission is received (provided that a copy of any notice delivered pursuant to this clause (iv) shall also be sent pursuant to clause (i), (ii) or (iii)), addressed to the attention of the addressee’s General Counsel at the address of its principal executive office or to such other address or facsimile number for a Party as it shall have specified by like notice.
Section 13.12    Counterparts. This Agreement, including the Schedules hereto and the other documents referred to herein, may be executed in multiple counterparts, each of which when executed shall be deemed to be an original but all of which together shall constitute one and the same agreement.
Section 13.13    Severability. If any term or other provision of this Agreement or the Schedules attached hereto is determined by a non-appealable decision by a court, administrative agency, or arbitrator to be invalid, illegal, or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the court, administrative agency, or arbitrator shall interpret this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest extent possible. If any sentence in this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.
Section 13.14    Governing Law. This Agreement (and any claims or disputes arising out of or related hereto or thereto or to the transactions contemplated hereby and thereby or to the inducement of any Party to enter herein and therein, whether for breach of contract, tortious conduct, or otherwise and whether predicated on common law, statute, or otherwise) shall be governed by and construed and interpreted in accordance with the Laws of the State of Texas irrespective of the choice of laws principles of the State of Texas, including all matters of validity, construction, effect, enforceability, performance, and remedies.
Section 13.15    Dispute Resolution. The procedures set forth in Article IV of the Separation Agreement shall apply to any dispute, controversy or claim (whether sounding in contract, tort or otherwise) that arises out of or relates to this Agreement, any breach or alleged breach hereof, the transactions contemplated hereby (including all actions taken in furtherance of the transactions contemplated hereby on or prior to the date hereof), or the construction, interpretation, enforceability, or validity hereof.
Section 13.16    Performance. Each of OPC and CRC shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any member of the OPC Group and any member of the CRC Group, respectively. The Parties each agree to take such further actions and to execute, acknowledge, and deliver, or to cause to be executed, acknowledged, and delivered, all such further documents as are reasonably requested by the other for carrying out the purposes of this Agreement or of any document delivered pursuant to this Agreement.
Section 13.17    Construction. This Agreement shall be construed as if jointly drafted by the Parties and no rule of construction or strict interpretation shall be applied against any Party.
Section 13.18    Effect if Initial Distribution Does Not Occur. Notwithstanding anything in this Agreement to the contrary, if the Separation Agreement is terminated prior to the Effective Time, then this Agreement shall be of no further force and effect.
[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives.
OCCIDENTAL PETROLEUM CORPORATION

By:	/s/ Marcia E. Backus
Name: Marcia E. Backus
Title: Vice President and General Counsel

CALIFORNIA RESOURCES CORPORATION

By:	/s/ Todd A. Stevens
Name: Todd A. Stevens
Title: President and Chief Executive Officer

SCHEDULE 9.3
PROVISIONS RELATING TO POST-RETIREMENT WELFARE PLANS
OPC and CRC agree that for all purposes under the post-retirement welfare benefit plans sponsored by OPC and CRC or their respective Affiliates, unless otherwise agreed upon between OPC and CRC, employees who transfer employment during the five year period beginning on the day following the Distribution Date from OPC and its Subsidiaries to CRC and its Subsidiaries, or vice versa, will not be given credit for prior recognized service with the other Party and its respective Affiliates.

US 2517368v.18